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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Incentive Plan of Ezenia! Inc. of our report dated January 31, 2001, with respect to the consolidated financial statements and schedule of Ezenia! Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
December 18, 2001